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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-74034 and 333-69917) pertaining to the 2001 Employee Stock Purchase Plan, the 1998 Stock Option Plan, and the 1998 Directors' Stock Option Plan of Cohesion Technologies, Inc. of our report dated January 29, 2002 with respect to the consolidated financial statements of Cohesion Technologies, Inc. included in this Transition Report (Form 10-K) for the six months ended December 31, 2001.


                                                       /s/ Ernst & Young LLP


Palo Alto, California
March 28, 2002